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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SPECIALTY LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIALTY LABORATORIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2003

TO THE SHAREHOLDERS OF SPECIALTY LABORATORIES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Specialty Laboratories, Inc., a California corporation (the "Company"), will be held on Thursday, May 8, 2003, at 8:00 a.m. Pacific Time at Doubletree Hotel-Westwood, 10740 Wilshire Blvd., Los Angeles, California 90024, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect eight directors to serve on the Company's Board of Directors until the 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2003;

  3.
  To approve and ratify an amendment to the Company's 2000 Stock Incentive Plan to increase the number of options annually granted to non-employee directors under the Automatic Grant Program; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Thomas R. Testman Chairman of the Board of Directors
Santa Monica, California March 25, 2003

SPECIALTY LABORATORIES, INC.
2211 Michigan Avenue
Santa Monica, California 90404
(310) 828-6543

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2003

        The enclosed proxy card is solicited on behalf of the Board of Directors of Specialty Laboratories, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 8, 2003, at 8 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Doubletree Hotel-Westwood, 10740 Wilshire Blvd., Los Angeles, California 90024.

        Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This Proxy Statement and the accompanying proxy card are first being mailed to you on or about April 3, 2003.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. If your shares are held in "street name," you need to present a letter or current statement from your broker, bank or other nominee to prove you are a shareholder. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 17, 2003. A total of 22,094,832 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope by following the instructions on your proxy card. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote "FOR" each of the director nominees and "FOR" each of the other proposals to be considered at the meeting. Signing and returning the proxy card does not affect your right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

        The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by filing with Deborah A. Estes, our Secretary, at our principal offices at 2211 Michigan Avenue, Santa Monica, California 90404, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy card by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        So long as the required quorum is present, for Proposal No. 1, the election of directors, the eight candidates receiving the highest number of affirmative votes will be elected as directors. Proposal No. 2, the ratification of our independent accountants, requires the affirmative vote of a majority of the required quorum. Proposal No. 3, the amendment to our 2000 Stock Incentive Plan, requires the affirmative vote of a majority of the required quorum.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

        Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes"), will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

        To be included in the Proxy Statement and form of proxy card relating to the Annual Meeting to be held in 2004, a shareholder proposal must be received by Deborah A. Estes, Secretary, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404 no later than December 4, 2003. If the Company is not notified of a shareholder proposal by February 16, 2004, then the proxies solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

        This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 requests the election of eight nominees to our Board of Directors. Proposal No. 2 requests ratification of our independent accountants. Proposal No. 3 requests approval and ratification of the amendment to our 2000 Stock Incentive Plan to increase the number of options annually granted to non-employee directors under the Automatic Option Grant Program. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of eight persons. All eight positions on our Board of Directors are to be elected at this meeting. Our Board of Directors has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board of Director's eight nominees below. Proxies cannot be voted for more than the eight named nominees.

        Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below.

        The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Thomas R. Testman(1)(2)(3)	66	1996	Chairman of the Board of Directors
Douglas S. Harrington	50	1996	Chief Executive Officer, Co-Laboratory Director and Director
Deborah A. Estes	46	1990	Secretary and Director
Richard E. Belluzzo(1)(2)	49	1996	Director
Nancy-Ann DeParle(3)(4)	46	2001	Director
Terrance H. Gregg(2)(4)	54	2002	Director
William J. Nydam(1)	52	1999	Director
James B. Peter(3)	69	1975	Founder and Emeritus Chairman of the Board of Directors

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

(4)
Member of the Regulatory Committee

        Thomas R. Testman has served as our Chairman of the Board since April 2002 and as a Director since October 1996. Since 1992, Mr. Testman has served on the Board of Directors of several public and private healthcare companies including ChromaVision Medical Systems, Inc., a public medical diagnostic company. Mr. Testman also serves as a director for Covenant Care, Pacific Health, National Health Sciences, AutoGenomics, Inc., and Amylin Pharmaceuticals. From 1962 to 1992, Mr. Testman served in several capacities with Ernst & Young LLP including his last position as Managing Partner. Mr. Testman received a B.A. in Business from Pacific Union College and an M.B.A. from Trinity University.

        Douglas S. Harrington, M.D. has served as our Chief Executive Officer and Co-Laboratory Director since April 2002 and has been a Director since October 1996. Dr. Harrington served as Chief Executive Officer of ChromaVision Medical Systems, Inc. from December 1996 to April 2002, and Chairman of the Board since May 2000. Dr. Harrington served as Chairman and President of Strategic Business Solutions, Inc., a biotechnology company, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm, from February 1995 to December 1996. Dr. Harrington also serves on the Board of Directors of ChromaVision Medical Systems, Inc. and AutoGenomics, Inc. Dr. Harrington received a B.A. in Molecular Biology and an M.D. from the University of Colorado.

        Deborah A. Estes has served as a Director and as Secretary since 1990. From 1994 to the present, Ms. Estes has been actively involved in managing the financial affairs of the Peter family. Ms. Estes is the daughter of our controlling shareholder, Founder and Emeritus Chairman, Dr. James B. Peter. Ms. Estes received a B.S. in Business Administration from Creighton University.

        Richard E. Belluzzo has served as a Director since October 1996. Since September 2002, Mr. Belluzzo has served as the Chief Executive Officer of Quantum Corporation. Mr. Belluzzo served as President and Chief Operating Officer of Microsoft Corporation from February 2001 to September 2002. From September 1999 to February 2001, Mr. Belluzzo has served as Group Vice President of Microsoft Corporation. From January 1998 to September 1999, Mr. Belluzzo served as Chief Executive Officer of Silicon Graphics, Inc. From 1975 until January 1998, Mr. Belluzzo served in several senior capacities for Hewlett-Packard Corp. Mr. Belluzzo serves on the Board of Directors of Quantum Corporation. Mr. Belluzzo received a B.S. in Accounting from Golden Gate University.

        Nancy-Ann DeParle has served as a Director since April 2001. Ms. DeParle is currently a private healthcare regulatory and policy consultant, an advisor to JPMorgan Partners, and an Adjunct Professor at the Wharton School of the University of Pennsylvania. From July 1997 to October 2000, Ms. DeParle administered the U.S. Health Care Financing Administration, recently renamed the Centers for Medicare and Medicaid Services, as an appointee of President Clinton. Ms. DeParle also serves as a director of Accredo Health Inc., a specialty pharmaceutical distribution company, Cerner Corporation, a clinical information systems provider, DaVita, Inc., a dialysis services provider, Guidant Corporation, a cardiovascular medical device company, and Triad Hospitals, Inc., which owns and operates hospitals. She also serves as a director of MedQuest Associates, Inc. Ms. DeParle received a J.D. from Harvard Law School, a B.A. and an M.A. in Politics and Economics from Oxford University, and a B.A. in History from the University of Tennessee.

        Terrance H. Gregg has served as a Director since June 2002. Mr. Gregg is a Consultant for Medtronic MiniMed, a leading medical device company delivering solutions for the treatment of diabetes, where he served as President and Chief Operating Officer from August 2001 to July 2002 and as President, Chief Executive Officer, Chief Operating Officer and Office of Chief Executive of MiniMed, Inc. from March 1996 to August 2001. Mr. Gregg currently serves as a director for Vasogen, Inc., Amylin Pharmaceuticals, Inc., and Ocular Sciences, Inc. Mr. Gregg received a B.S. in Zoology from Colorado State University.

        William J. Nydam has served as a Director since August 1999. Since March 2002, Mr. Nydam has served as the President and Chief Operating Officer of Endocare, Inc. a medical device company. From September 2001 to December 2002, Mr. Nydam served as the Chief Executive Officer and director of Pulse Metric, Inc., a healthcare device company. From September 1999 to September 2001, Mr. Nydam served as Senior Vice President of Science Applications International Corp., an information technology firm. From January 1986 to September 1999, Mr. Nydam served in various capacities at Premier, Inc., a healthcare company, including his last position as Executive Vice President. Mr. Nydam received a B.S. in Accounting and an M.B.A. from the University of California at Berkeley.

        James B. Peter, M.D., Ph.D. is our founder and controlling shareholder and he served as the Chairman of the Board of Directors from our inception in 1975 to April 2002 and as our Chief Executive Officer from July 1995 to April 2002. Dr. Peter is the father of Deborah A. Estes, our Secretary and one of our directors. Dr. Peter received a B.S. in Biology from Creighton University, an M.D. from St. Louis University and a Ph.D. from the University of Minnesota. He is the author of over 400 publications in science and medicine.

Board of Directors

        Our Board of Directors is currently composed of eight members. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. At each annual meeting of shareholders, the directors' successors will be elected to serve until the next annual meeting of shareholders. In addition, our Bylaws provide that the authorized number of directors will be between five and nine, with the exact number to be determined by a majority of our Board of Director or shareholders. Our Board of Directors held fourteen meetings and acted by unanimous written consent one time during 2002. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served during 2002.

Board Committees and Meetings

        Our Board of Directors has four standing committees: the Audit Committee, Compensation Committee, Nominating Committee and Regulatory Committee.

        Audit Committee—We established our Audit Committee in January 1997. In connection with our initial public offering, our Board of Directors revised our charter for the Audit Committee in October 2000, and changed the composition of our Audit Committee. The charter for the Audit Committee was filed as Annex A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2001. Our Audit Committee is currently composed of Messrs. Nydam, Testman, and Belluzzo. Ms. DeParle was a member from November 2001 until February 2003. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to our Board of Directors regarding the selection of independent accountants, reviews the results and scope of our annual audit and other services provided by our independent accountants, and monitors the Company's legal and regulatory compliance. Our Audit Committee met in February 2003, in connection with the audit of our 2002 financial statements, and held eleven meetings in 2002. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Paragraph 303.01(B)(2)(a) and (3) of the New York Stock Exchange Manual.

        Compensation Committee—Our Compensation Committee was formed in January 1997. Currently our Compensation Committee is composed of Messrs. Gregg, Belluzzo, and Testman. The Compensation Committee is responsible for the design, review, recommendation, and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. The Compensation Committee operates under a written compensation charter adopted by our Board of Directors. Our Compensation Committee met eight times in 2002 and acted by unanimous written consent two times during 2002.

        Nominating Committee—Our Nominating Committee was formed in May 2001. Currently our Nominating Committee is composed of Messrs. Peter, Testman, and Ms. DeParle. The Nominating Committee is responsible for the review, recommendation and approval of qualified candidates to serve as directors on the Company's Board of Directors. Our Nominating Committee operates under a written nominating committee charter adopted by our Board of Directors. Our Nominating Committee did not meet in 2002 and did not act by unanimous written consent during 2002.

        Regulatory Committee—Our Regulatory Committee was established in February 2003. The Regulatory Committee was established to provide review and oversight of regulatory affairs of the Company. The Regulatory Committee is composed of Ms. DeParle and Mr. Gregg.

Compensation Committee Interlocks and Insider Participation

        Our Board of Directors established our Compensation Committee in January 1997. From May 2001 to April 2002, our Compensation Committee was composed of Dr. Harrington and Messrs. Kane, Belluzzo and Testman. Dr. Harrington resigned from the Compensation Committee in April 2002 when he became our chief executive officer. In October 2002, Mr. Kane resigned as a member of our Board of Directors, including his position on the Compensation Committee. In June 2002, Mr. Gregg was appointed a member of our Board, and Mr. Gregg became a member and Chairperson of our Compensation Committee in November 2002. Our Compensation Committee currently consists of Messrs. Gregg, Belluzzo and Testman.

        None of the members of our Compensation Committee was at any time since the formation of the Company an officer or employee of the Specialty. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Director Compensation

        We generally do not provide cash or equity compensation to employee directors for serving on our Board of Directors or for attendance of committee meetings of the Board of Directors. Each director is reimbursed for out-of-pocket expenses to attend each Board of Directors meeting and each committee meeting. Non-employee directors receive a retainer of $2,500 per quarter, $1,500 for each Board of Directors meeting attended, $500 for each Board of Directors teleconference meeting attended, and $500 for each teleconference meeting of a committee of the Board of Directors attended. In addition, the secretary of our Board of Directors meetings, Deborah Estes, receives an additional $14,000 per year for her services. Non-employee directors will, upon their initial election or appointment to the Board of Directors, receive an automatic option grant to purchase 22,000 shares of common stock that will vest over a four-year period from the grant date. Elected by the Board of Directors in 2002, Mr. Gregg received such option grants for 22,000 shares of common stock in June 2002. Members of the Board of Directors also receive annual option grants of 11,000 shares of common stock vesting in a one-year period, which are granted on the first trading day of April of every year and have an exercise price equal to the fair market value of our common stock on the date of grant.

Vote Required

        The eight nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

        Our Board of Directors unanimously recommends that the shareholders vote "FOR" the re-election of the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        During the fiscal year ended December 31, 2002, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

  a.
  Audit Fees: Aggregate fees billed for professional services rendered for the audit and review of our fiscal year 2002 annual and quarterly financial statements totaled approximately $195,345.

  b.
  Financial Information Systems Design and Implementation Fees: None.

  c.
  All Other Fees:

      Tax compliance and consulting services: approximately $83,549.

      Real estate advisory: approximately $37,207.

        Our Audit Committee has considered whether provision of the services described in sections (b) and (c) above are compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Ernst & Young LLP's independence. Ernst & Young LLP has been selected by our Board of Directors as our independent accountants for the fiscal year ending December 31, 2003. If ratification of this selection of accountants is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of accountants. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Board of Directors believes that such a change would be in the best interests of us and our shareholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Ernst & Young LLP as the independent accountants for the current year.

Vote Required

        The ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        Our Board of Directors unanimously recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003.

PROPOSAL NO. 3

APPROVAL AND RATIFICATION OF AN AMENDMENT
TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN

Background

        In September 2000, the Company adopted the 2000 Stock Incentive Plan (the "Plan") that authorized automatic, non-discretionary awards of options to non-employee Board members (the "Automatic Option Grant Program"). Under the Automatic Option Grant Program, on the first trading day of April each non-employee Board member continuing to serve on the Board of Directors automatically receives a non-statutory option to purchase 5,500 shares of the Company's common stock. After considering the Company's interest in motivation and retention of qualified non-employee directors, examining its compensation policies and arrangements, and reviewing general factors, including, but not limited to, the capital markets and the Company's stock price, the Board of Directors decided to increase the number of option shares granted under the Automatic Option Grant Program. In February 2001, the Board of Directors adopted an amendment to the Plan providing for an increase in the number of option shares granted to non-employee Board members under the Automatic Option Grant Program (the "Amendment"). The Amendment provides that on the first trading day of April, each non-employee Board member continuing to serve on the Board shall be granted a non-statutory option to purchase 11,000 shares of the Company's common stock.

        The Company's Board of Directors is seeking shareholder approval and ratification of the Amendment.

Summary Description of the Plan

        The Automatic Option Grant Program as amended authorizes the grant of stock options for 22,000 shares of common stock to each non-employee Board member upon their initial election or appointment and the grant of stock options for 11,000 shares of common stock to each non-employee Board member on the first trading day of April of every year; provided that such non-employee Board member has served at least 6 months. Such options are non-statutory options and, therefore, do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

        Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. The option will be immediately exercisable for all of the option shares; however, the Company will have a repurchase right, at the exercise price paid per share, to purchase any shares purchased under the option which are not vested at the time of the optionee's cessation of service on the Board of Directors. The shares subject to each initial 22,000-share automatic option grant will vest in a series of four equal successive annual installments upon the optionee's completion of each year of service on the Board of Directors over the four-year period measured from the grant date. The shares subject to each annual 11,000-share automatic option grant will vest upon the optionee's completion of one year of service on the Board of Directors measured from the grant date. However, the shares will immediately vest in full upon certain changes of control or ownership or upon the optionee's death or disability while a director.

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences of stock options to be granted under the Company's 2000 Stock Incentive Plan Automatic Option Grant Program, as proposed to be amended. This summary is not intended to be comprehensive or all-inclusive, and does not describe any state, local, estate or other tax consequences. AS A CONSEQUENCE, IF YOU ARE

AN OPTION HOLDER, YOU STRONGLY ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AND SEEK YOUR TAX ADVISOR'S OPINION AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

        Stock options granted under the Automatic Option Grant Program shall be non-statutory options. Neither the option holder nor the Company will incur any federal income tax consequences upon the grant of such non-statutory options. The option holder will not recognize taxable income and the Company will not receive a tax deduction.

        Upon exercise of the option, the option holder will recognize ordinary income and the Company will receive a tax deduction, in an amount equal to the difference between the exercise price and the fair market value of the shares that have vested (i.e., are not subject to the above described repurchase right) on the date of exercise. When the option holder sells shares of common stock received from exercising an option, any future gain or loss will be treated as short-term or long-term capital gain or loss, depending upon the length of time that the shares are held prior to sale.

        Upon exercise of the option, the option holder will not recognize taxable income and the Company will not receive a tax deduction with respect to the shares that are unvested (i.e., subject to the above described repurchase right) unless the director makes an Code Section 83(b) election as of the date of exercise. If no Code Section 83(b) election is made, the option holder will recognize ordinary income and the Company will receive a tax deduction, in an amount equal to the difference between the exercise price and the fair market value of the unvested shares as of the date those shares become vested. When the option holder subsequently sells the vested shares of common stock, any future gain or loss will be treated as short-term or long-term capital gain or loss, depending upon the length of time from when the shares have become vested to when they are sold.

        If the director makes a timely Code Section 83(b) election upon exercise of the option, the option holder will recognize ordinary income and the Company will receive a tax deduction, in an amount equal to the difference between the exercise price and the fair market value of the shares that have not vested as of the date of exercise (using a value that assumes such shares were vested). When the option holder sells these shares of common stock, any future gain or loss will be treated as short-term or long-term capital gain or loss, depending upon the length of time that the shares are held prior to sale.

Vote Required

        The Amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" the approval and ratification of the amendment of the Company's stock option plan.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

MANAGEMENT

  Executive Officers, Directors and Other Key Employees

        The following table sets forth certain information regarding our executive officers, directors and other key employees as of February 28, 2003.

Name	Age	Position
Thomas R. Testman(1)(2)(3)	66	Chairman of the Board of Directors
Douglas S. Harrington, M.D.	50	Chief Executive Officer, Co-Laboratory Director and Director
Frank J. Spina	48	Senior Vice President and Chief Financial Officer
Dan R. Angress	45	Senior Vice President, Marketing and Client Support
Michael C. Dugan	40	Vice President and Co-Laboratory Director
Cheryl G. Gallarda	48	Vice President, Business Operations
Robert M. Harman	39	Vice President and Chief Information Officer
Thomas J. Kosco	45	Vice President, Business Development
Nicholas R. Simmons	37	General Counsel
Mark R. Willig	44	Vice President, Sales
Deborah A. Estes	46	Secretary and Director
Richard E. Belluzzo (1)(2)	49	Director
Nancy-Ann DeParle (3)(4)	46	Director
Terrance H. Gregg (2)(4)	54	Director
William J. Nydam (1)	52	Director
James B. Peter, M.D., Ph.D. (3)	69	Founder and Emeritus Chairman of the Board

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

(4)
Member of the Regulatory Committee

        Thomas R. Testman. See "Proposal No. 1: Election of Directors" for Mr. Testman's biography.

        Douglas S. Harrington, M.D. See "Proposal No. 1: Election of Directors" for Dr. Harrington's biography.

        Frank J. Spina has served as Senior Vice President and Chief Financial Officer since February 2003. From October 2000 to February 2003, Mr. Spina served as Chief Financial Officer. From October 1999 to October 2000, Mr. Spina served as Chief Financial Officer of MedicaLogic/Medscape, Inc., a healthcare and information technology company. From October 1997 to October 1999, Mr. Spina served as Chief Financial Officer of 3D Systems Corporation, an information technology company. Prior to October 1997, Mr. Spina served as Vice President and Controller at Qualcomm Incorporated. Mr. Spina received a B.A. in Political Science and a B.A. in Accounting from Baldwin-Wallace College.

        Dan R. Angress has served as Senior Vice President, Marketing and Client Support since February 2003. From April 1997 to February 2003, Mr. Angress served as Vice President, Marketing. From June 1995 to April 1997, Mr. Angress served as Director, Marketing. Prior to joining Specialty, Mr. Angress served in several marketing capacities, including Vice President of Marketing at Oncogenetics, now owned by Impath, and Marketing Manager at Nichols Institute Reference

Laboratories, which is now part of Quest Diagnostics. Mr. Angress received a B.S. in Biology from the University of California, Irvine and an M.B.A. from Willamette University.

        Michael C. Dugan, M.D. has served as Vice President and Co-Laboratory Director since November 2002. Dr. Dugan recently served as Chief of Pathology and Medical Director of Clinical Laboratories at Santa Monica UCLA Medical Center. From 1997 to 2000, Dr. Dugan was with the Affiliated Pathologists Medical Group, one of the largest pathology groups in California and from 1995 to 1997, Dr. Dugan was Medical Director of Clinical Laboratories at Children's Hospital of Michigan. Dr. Dugan received his B.S. in Biology from the University of Notre Dame and his M.D. from the University of Arizona in Tucson. Dr. Dugan received his pathology training at Yale-New Haven Hospital, Children's Hospital Los Angeles and UCLA.

        Cheryl G. Gallarda has served as Vice President, Business Operations since February 2003. From August 2001 to February 2003, Ms. Gallarda served as Asst. Vice President and Corporate Compliance Officer. From December 1996 to August 2001, Ms. Gallarda served in several management capacities at Specialty, including the Clinical Trials department. Prior to joining Specialty, Ms. Gallarda held several positions, including Director of Accounts Receivables and Revenue Services Auditor at Quest Diagnostics. Ms. Gallarda also served in several capacities with Unilab (now part of Quest) and Roche Biomedical Laboratories (now part of LabCorp). Ms. Gallarda received associate degrees in both Accounting and Computer Sciences.

        Robert M. Harman has served as Vice President and Chief Information Officer since February 2002. From April 2001 to February 2002, Mr. Harman served as our Chief Technology Officer. Prior to joining Specialty, Mr. Harman served in various management capacities including director, Worldwide IT of 3D Systems, Inc., a 3D imaging company, and director, IT Consulting Services of LogicWorks, LLC, an information technology consulting services firm. Mr. Harman received a B.S. in Business from the University of LaVerne.

        Thomas J. Kosco has served as Vice President, Business Development since November 2001. From February 2001 to November 2001, Mr. Kosco served as our General Counsel. Prior to joining Specialty, Mr. Kosco served in several management capacities, including President and Chief Executive Officer of Chicago Capital and Managing Director of the Moscow Office of Creditanstalt Investment Bank. Mr. Kosco received a B.A. in Material Science from Rice University, an M.A. in Material Science from Carnegie Mellon University and a J.D./M.B.A. from the University of Chicago.

        Nicholas R. Simmons has served as General Counsel since February 2003. From November 2001 through February 2003, Mr. Simmons served as our Associate General Counsel. Mr. Simmons also serves as our HIPAA Privacy Officer. From May 2000 to November 2001, Mr. Simmons served as Senior Counsel at Stamps.com Inc. in Santa Monica, California, and from 1998 to 2000 as an associate at the law firm of Irell & Manella LLP in Los Angeles. Mr. Simmons received a B.A. from the University of California, Los Angeles, an M.S. from Yale University, and a J.D. from Columbia University.

        Mark R. Willig has served as Vice President, Sales since July 2002. Prior to joining Specialty, Mr. Willig served as Vice President of Sales at Myriad Genetics from 1997 to July 2002. He also served as Vice President of Sales and Marketing for Orca Medical Systems from 1995 to 1997. During his tenure from 1984 to 1995 at Abbott Diagnostics, a division of Abbott Laboratories, Mr. Willig held a variety of field sales and sales management responsibilities, including leadership of Abbott's integrated health systems sales force. Mr. Willig received his B.A. in Speech Communications from the University of Missouri.

        Deborah A. Estes. See "Proposal No. 1: Election of Directors" for Ms. Estes' biography.

        Richard E. Belluzzo. See "Proposal No. 1: Election of Directors" for Mr. Belluzzo's biography.

        Nancy-Ann DeParle. See "Proposal No. 1: Election of Directors" for Ms. DeParle's biography.

        Terrance H. Gregg. See "Proposal No. 1: Election of Directors" for Mr. Gregg's biography.

        William J. Nydam. See "Proposal No. 1: Election of Directors" for Mr. Nydam's biography.

        James B. Peter, M.D., Ph.D. See "Proposal No. 1: Election of Directors" for Dr. Peter's biography.

Relationships Among Executive Officers and Directors

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biographies, there are no family relationships among any of the directors or executive officers of Specialty Laboratories.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for the reporting period from January 1, 2002 to December 31, 2002, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Dr. and Mrs. Peter filed three late Forms 4 with the SEC in connection with certain shares they gifted.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth the total compensation paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended December 31, 2002, 2001 and 2000, respectively. Dr. James B. Peter and Paul F. Beyer are included because both persons would have been among our four highest compensated executives on December 31, 2002 had they not resigned earlier during that year. The individuals included in the following table are collectively referred to as the "named executive officer".

Summary Compensation Table

								Long Term Compensation Awards
		Annual Compensation
Name and Principal Position						Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)
	Year	Salary($)		Bonus($)
Douglas S. Harrington Chief Executive Officer	2002 2001 2000	279,231 — —		— — —		27,742 — —	(1)	611,000 11,500 —	— — —
James B. Peter Former Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	614,732 600,000 600,000	(2)	252,000 480,000 300,000	(3)	— — —		— — —	18,506 76,864 —	(4) (5)
Paul F. Beyer Former President, Chief Operating Officer and Director	2002 2001 2000	366,905 286,000 286,000	(6)	120,120 228,800 231,200	(3)	255,801 — —	(7)	45,000 39,000 —	3,318 17,409 16,400	(8) (9) (10)
Frank J. Spina Senior Vice President and Chief Financial Officer	2002 2001 2000	245,384 220,000 220,000	(13)	69,300 68,560 25,000	(3)	— — —		105,000 57,000 110,000	5,500 4,158 —	(11) (12)
Dan R. Angress Senior Vice President, Marketing and Client Support	2002 2001 2000	219,461 191,775 177,101		53,396 63,827 55,911	(3)	— 990,238 —	(15)	55,000 24,200 —	5,109 4,013 3,153	(14) (16) (17)
Thomas E. England Vice President, Laboratory Operations(18)	2002 2001 2000	217,316 175,051 174,856		42,888 70,021 55,200	(3)	365,004 814,890 —	(19) (21)	55,000 24,200 —	3,587 4,081 5,065	(20) (22) (23)
Mark R.Willig Vice President, Sales	2002 2001 2000	262,000 — —	(24)	25,000 — —		94,096 — —	(25)	75,000 — —	— — —

(1)
Consists of $27,742 in living expenses paid by us.

(2)
Dr. Peter resigned his position as Chief Executive Officer effective April 22, 2002. His 2002 compensation represents his total annual compensation. Dr. Peter's prorated salary was $224,732 and he received $390,000 in severance paid by us.

(3)
Consists of incentive bonus for fiscal year 2001 paid in 2002 by us.

(4)
Consists of $18,506 in life insurance premiums paid by us.

(5)
Consists of $76,864 in life insurance premiums paid by us.

(6)
Mr. Beyer resigned his position as President and Chief Operating Officer effective June 7, 2002. Mr. Beyer's 2002 compensation represents his total annual compensation. Mr. Beyer's prorated salary was $174,790 and he received $192,115 of severance paid by us.

(7)
Consists of $255,801 in ordinary income realized from exercise of stock options.

(8)
Consists of $3,318 in 401(k) matching contribution paid by us.

(9)
Consists of $5,244 in 401(k) matching contribution paid by us and $12,165 in life insurance premiums paid by us.

(10)
Consists of $5,000 in 401(k) matching contribution paid by us and $11,400 in life insurance premiums paid by us.

(11)
Consists of $5,500 in 401(k) matching contribution paid by us.

(12)
Consists of $4,158 in 401(k) matching contribution paid by us.

(13)
Mr. Spina commenced his employment with the Company in October 2000. This figure represents his total annual salary. Mr. Spina's prorated annual salary for 2000 was $59,231.

(14)
Consists of $5,109 in 401(k) matching contribution paid by us.

(15)
Consists of $990,238 in ordinary income realized from exercise of stock options.

(16)
Consists of $4,013 in 401(k) matching contribution paid by us.

(17)
Consists of $3,153 in 401(k) matching contribution paid by us.

(18)
Effective April 1, 2003, Mr. England's title was changed to Director, Research & Development and General Manager, Clinical Trials.

(19)
Consists of $365,004 in ordinary income realized from exercise of stock options.

(20)
Consists of $3,587 in 401(k) matching contribution paid by us.

(21)
Consists of $814,890 in ordinary income realized from exercise of stock options.

(22)
Consists of $4,081 in 401(k) matching contribution paid by us.

(23)
Consists of $5,065 in 401(k) matching contribution paid by us

(24)
Mark Willig commenced his employment with the Company in July 2002. This figure represents his total annual salary. Mr. Willig's prorated annual salary for 2002 was $111,854.

(25)
Consists of $75,000 relocation bonus and $19,096 living expenses paid by us.

Stock Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the year ended December 31, 2002. We did not grant any stock appreciation rights during the year ended December 31, 2002.

Individual Grants
	Number of Shares of Common Stock Underlying Options Granted(#)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
% of Total Options Granted to Employees in 2002
Name				Exercise Price Per Share ($/share)		Expiration Date
							5%($)	10%($)
Douglas S. Harrington	11,000 100,000 500,000	.7 6.1 30.4	% % %	$ $ $	23.37 8.13 7.74	3/31/12 4/23/12 5/16/12	161,670 511,291 2,433,822	409,703 1,295,713 6,167,783
James B. Peter	—	—			—	—	—	—
Paul F. Beyer	—	—			—	—	—	—
Frank J. Spina	30,000 75,000	1.8 4.6	% %	$ $	23.00 8.06	2/7/12 5/8/12	433,937 380,167	1,099,681 963,417
Dan R. Angress	30,000 25,000	1.8 1.5	% %	$ $	23.00 8.06	2/7/12 5/8/12	433,937 126,722	1,099,681 321,139
Thomas E. England	30,000 25,000	1.8 1.5	% %	$ $	23.00 8.06	2/7/12 5/8/12	433,937 126,722	1,099,681 321,139
Mark R. Willig	75,000	4.6%			$7.64	7/14/12	360,357	913,214

        Each option grant vests 25% on the first anniversary of the grant date with the remainder vesting in equal installments over next 36 months except for the grants to Dr. Harrington of 11,000 options, which vest 100% on the first anniversary of the grant date, and 100,000 options, which vest 25% upon grant and in twelve equal monthly installments thereafter. Each option has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service with us.

        Potential realizable values are net of exercise price of the option, but before the payment of taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Year-End Values

        The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning their exercise of stock options during the fiscal year ended December 31, 2002 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2002, and no stock appreciation rights were outstanding at the close of such year.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise of the stock options, less the exercise price paid for the shares, and the

"Value of Unexercised In-The-Money Options" is equal to the difference between the closing selling price per share at the close of the 2002 fiscal year less the exercise price payable per share.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2002
					Value of Unexercised In-the-Money Options at December 31, 2002(2)
Name	Shares Acquired on Exercise (#)	Value(1) Realized ($)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Douglas S. Harrington	—	—	86,500	536,000	114,750	998,250
James B. Peter	—	—	—	—	—	—
Paul F. Beyer	29,000	255,801	492,641	—	4,162,816	—
Frank J. Spina	—	—	88,001	183,999	—	120,000
Dan R. Angress	—	—	163,053	68,108	1,284,070	40,000
Thomas E. England	15,000	365,004	152,153	68,108	1,191,965	40,000
Mark R. Willig	—	—	—	75,000	—	151,500

*1.
Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

*2.
Based upon the market price of $9.66 per share as determined on the basis of the closing selling price per share of common stock on the New York Stock Exchange on the last day of 2002 fiscal year, less the option exercise price payable per share.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        In May 2002 we entered into an employment agreement with Douglas S. Harrington, M.D., which may be terminated at any time. Dr. Harrington's agreement provides for an annual base salary of $420,000 and a potential maximum bonus of 60% of his annual salary.

        Additionally, Dr. Harrington's agreement provides that if he is terminated other than for cause or resigns for good reason he will receive severance benefits (i) in the amount of twelve months continued base pay during the first two years of the agreement, and (ii) in the amount of twenty-four months continued base pay after the first two years of the agreement. In addition, if he is terminated other than for cause or resigns for good reason, Dr. Harrington is eligible for an incentive bonus equal to up to 30% of his annual base salary, but such bonus would only be applicable for the first year following such termination. Dr. Harrington also receives customary health and related benefits. Dr. Harrington's agreement also provides for the grant of options to purchase 500,000 shares at $7.74 per share. Dr. Harrington also receives reimbursement from the company for rental of an apartment for the first twelve (12) months of the agreement in an amount not to exceed $4,000 per month.

        We entered into an employment agreement in September 2000 with Dan R. Angress, which may be terminated at any time. Mr. Angress' agreement provides for an annual base salary of $225,000 and a potential maximum bonus of 60% of his annual salary.

        Mr. Angress' agreement also provides for severance benefits in the amount of twelve months continued base pay if he is terminated other than for cause during the first three years of the agreement. Mr. Angress also receives customary health and related benefits.

        We also entered into an employment agreement in October 2000 with Frank J. Spina, which may be terminated at any time. Mr. Spina's agreement provides for an annual base salary of $250,000 and a potential maximum bonus of 60% of his annual salary.

        Additionally, Mr. Spina's agreement provides for severance benefits in the amount of twelve months continued base pay and vesting of options if he is terminated other than for cause during the first three years of the agreement. Mr. Spina also receives customary health and related benefits. Mr. Spina's employment agreement provides for the grant of options to purchase 110,000 shares at $14.00 per share.

Other Executive Officer Agreements

        Our other executive officers are generally provided with an offer of employment at the time they are hired, which letter provides for six to nine months of severance pay in the event they are terminated without cause. Other than compensation, job title, annual bonus eligibility, and the amount of options granted to each of Thomas J. Kosco, Robert M. Harman, Nicholas R. Simmons, and Mark R. Willig have entered into offer letters in substantially the form of which is attached to our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

			Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights
		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights
Plan Category
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	2,828,691(2)	$9.71	1,319,448(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	2,828,691		1,319,448

(1)
Consists of the 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

(2)
Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 440 shares of common stock at semi-annual intervals on the last business day of October and April each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee's start date of the offering period in which the employee is enrolled or (ii) the closing selling price per share on the semi-annual purchase date.

(3)
Consists of shares available for future issuance under the 2000 Stock Incentive Plan. As of December 31, 2002, an aggregate of 5,292,621 shares of our common stock were available for issuance under the 2000 Stock Incentive Plan. The number of shares of common stock available for issuance under the 2000 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 3%, of the total number of shares of common stock outstanding on the last trading day in December of the prior calendar year, but in no event will any such annual increase exceed 1,100,000 shares of common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information with respect to beneficial ownership of our common stock as of February 28, 2003 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each executive officer named in the Summary Compensation Table;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of February 28, 2003, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 22,094,832 shares of common stock outstanding as of February 28, 2003.

	Beneficial Ownership of Shares
Name of Beneficial Owner
	Number	Percent
James B. Peter(1)	14,106,872	63.8%
Deborah A. Estes(2)	13,739,853	62.2%
Specialty Family Limited Partnership(3)	13,603,251	61.6%
Brown Capital Management, Inc.(4)	2,265,190	10.3%
Paul F. Beyer(5)	554,992	2.5%
Dan R. Angress(6)	181,991	*
Douglas S. Harrington(7)	165,625	*
Thomas E. England(8)	164,354	*
Frank J. Spina(9)	110,669	*
Mark R. Willig	—	*
Richard R. Belluzzo(10)	70,625	*
Nancy-Ann DeParle(11)	22,000	*
Terrance H. Gregg	2,000	*
William J. Nydam(12)	71,185	*
Thomas R. Testman(13)	94,685	*
All directors and executive officers as a group (17 persons)(14).	15,165,330	68.6%

*
Represents less than 1%.

(1)
The aggregate amount of shares beneficially owned by James Peter consists of: (a) 13,603,251 shares held by James Peter in his capacity as trustee of the Peter Family Revocable Trust which is the managing general partner of the Specialty Family Limited Partnership, dated 9/1/1995, as amended ("SFLP"), (b) 497,221 shares held by James Peter as the co-trustee of the Peter Family Revocable Trust, dated 10/23/1986, as amended ("PFRT") and (c) 6,400 shares held by James Peter as co-trustee of the Specialty Laboratories Profit Sharing Plan, dated October 1, 1975 (the "Plan"). James Peter, as the managing general partner of SFLP, has sole voting power and shared dispositive power with the general partners and limited partners of SFLP. James Peter disclaims beneficial ownership of all shares held by SFLP, PFRT, the Plan, Joan Peter and Deborah Estes except to the extent of his pecuniary interest therein.

(2)
The aggregate amount of shares beneficially owned by Deborah Estes consists of: (a) 63,800 shares held by Deborah Estes as trustee for the James B. Peter, Jr., Third Generation Trust, dated 10/1/1995, as amended (the "James B. Peter, Jr. Third Generation Trust"), (b) 13,603,251 shares held by Deborah Estes as general partner of SFLP, (c) 63,800 shares held by Deborah Estes as the parent of the beneficiaries of The Deborah A. Estes Third Generation Trust, dated 10/1/95, as amended (the "Deborah A. Estes Third Generation Trust"), (d) 1,000 shares held by Deborah Estes as co-trustee of the Estes Family Trust, dated 8/21/98, as amended (the "Estes Family Trust") and (e) options to purchase 27,500 shares held by James Estes, Deborah Estes' husband, of which 8,002 are presently exercisable or exercisable within 60 days of February 28, 2003. Deborah Estes, as general partner of SFLP, has shared dispositive power but does not have power to vote or direct the vote of any shares held by SFLP. Ms. Estes has no dispositive power nor the power to vote or direct the vote of the shares held by the Deborah Estes Third Generation Trust nor the options held by her husband, James Estes. Deborah Estes disclaims beneficial ownership of all shares held by the James B. Peter, Jr. Third Generation Trust, SFLP, PFRT, James Peter, Joan Peter, James Estes, the Estes Family Trust and the Deborah A. Estes Third Generation Trust, except to the extent of her pecuniary interest therein.

(3)
Consists of shares owned by Specialty Family Limited Partnership. Dr. James B. Peter, as the co-trustee of the Peter Family Revocable Trust, is the sole managing general partners and Joan C. Peter, as co-trustee of the Peter Family Revocable Trust, and Deborah A. Estes are the general partners.

(4)
The address for Brown Capital Management, Inc. is 1201 North Calvert Street, Baltimore, MD 21202.

(5)
Includes 425,641 shares subject to options exercisable within 60 days of February 28, 2003.

(6)
Includes 173,820 shares subject to options exercisable within 60 days of February 28, 2003.

(7)
Includes 122,500 shares subject to options exercisable within 60 days of February 28, 2003.

(8)
Includes 162,920 shares subject to options exercisable within 60 days of February 28, 2003.

(9)
Includes 110,669 shares subject to options exercisable within 60 days of February 28, 2003.

(10)
Includes 22,500 shares subject to options exercisable within 60 days of February 28, 2003.

(11)
Includes 22,000 shares subject to options exercisable within 60 days of February 28, 2003.

(12)
Includes 27,090 shares subject to options exercisable within 60 days of February 28, 2003.

(13)
Includes 63,060 shares subject to options exercisable within 60 days of February 28, 2003 and 31,625 shares held by the Testman Trust. Mr. Testman is the co-trustee of the Testman Trust. Mr. Testman disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(14)
Includes 750,335 shares subject to options exercisable within 60 days of February 28, 2003.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those prior filings or into any future filings made by the Company under those statutes.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The role of the Compensation Committee, which is comprised of three outside non-employee directors, is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees.

        The Company's executive compensation program utilizes a combination of Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to provide a competitive compensation package to enable the Company to attract and retain key executives, motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, and to create value for the Company's shareholders.

Executive Officer Compensation Program Components

        The Compensation Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash bonuses and long-term compensation in the form of stock options. In addition, certain executive officers have been provided supplemental life and/or long-term disability insurance.

Base Salary

        Base salary levels for the Company's executive officers are determined, in part, through comparisons with other clinical reference laboratories and other companies with which the Company competes for personnel. In addition, the Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as the creation of shareholder value and achievement of specific Company milestones. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior twelve months; (ii) the individual's increased responsibilities over the prior twelve months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

Annual Cash Bonuses

        The Company's executive officers are eligible to receive annual cash bonuses after the completion of each calendar year based on achieving defined specific goals and objectives during the prior 12 months. This compensation is intended to provide a direct financial incentive to executives who achieve the Company's defined specific goals and individual accomplishments established for each executive. Bonus awards are set at a level competitive with other clinical reference laboratories of comparable size and complexity as well as other companies which compete with us. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Bonuses for fiscal year 2001 were awarded and paid to all of our executive officers in the fiscal year ended December 31, 2002.

Long Term Compensation

        Stock option grants are designed to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Stock Incentive Plan. Each option generally becomes exercisable in a series of equal annual installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

        The base salary of Douglas S. Harrington, M.D., our Chief Executive Officer, has been set at a level that the Compensation Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. It is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Dr. Harrington's base salary for 2002 was $420,000 and his annual base salary for 2003 is set at $420,000. In addition, during the fiscal year 2002, Dr. Harrington received grants of stock options to purchase 500,000 shares of common stock at an exercise price of $7.74 per share, 100,000 shares of common stock at an exercise price of $8.13 per share and 11,000 shares of common stock at an exercise price of $23.37 per share. The Compensation Committee believes that option grants incentivize the chief executive officer because he will only receive a return on the options if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of the Company's executive officers received non-performance-based compensation in 2002 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to the Company's executive officers in 2003 will exceed that limit. The Company's 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.

Submitted by the Compensation Committee of the Board of Directors,
Terrance H. Gregg, Chairman
Richard Belluzzo
Thomas R. Testman

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

Review with Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees) and SAS 90 (Audit Committee Communications) which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Submitted by the Audit Committee of the Board of Directors,
William J. Nydam, Chairman
Richard E. Belluzzo
Thomas R. Testman

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the New York Stock Exchange (U.S.) Index and the Medical Laboratories Index, assuming an investment of $100. The Company's common stock is traded on the New York Stock Exchange. The Medical Laboratories Index consists of companies with a Standard Industrial Classification Code identifying them as a medical laboratory. No cash dividends have been declared on our common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

COMPARE CUMULATIVE TOTAL RETURN
AMONG SPECIALTY LABORATORIES, INC.,
NYSE MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON DECEMBER 08, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDED DECEMBER 31, 2002

Measurement Period	Specialty Laboratories, Inc.	Medical Laboratories Index	NYSE Index
Measurement Point
12/08/2000	$100.00	$100.00	$100.00
12/31/2000	$142.09	$116.05	$104.11
12/31/2001	$117.92	$111.32	$94.83
12/31/2002	$41.44	$62.19	$77.47

(1)
The graph covers the period from December 8, 2000 to December 31, 2002.

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

        In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements do not require us to indemnify our directors and officers in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to constitute willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

        It is important that the proxy card be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of our Annual Report for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        We have filed an Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Frank J. Spina, Senior Vice President and Chief Financial Officer, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404.

By Order of the Board of Directors,

Thomas R. Testman Chairman of the Board of Directors
Dated: March 25, 2003 Santa Monica, California

ANNUAL MEETING OF SHAREHOLDERS OF
SPECIALTY LABORATORIES, INC.

CO. #	May 8, 2002	ACCT. #
Proxy Voting Instructions

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Your control number is                              .

REVOCABLE PROXY
SPECIALTY LABORATORIES, INC.

        Annual Meeting of Shareholders, May 8, 2002

This Proxy is Solicited on Behalf of the Board of Directors of Specialty Laboratories, Inc.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 8, 2002 and the Proxy Statement and appoints Douglas S. Harrington and Frank J. Spina, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Specialty Laboratories, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at Doubletree Hotel—Westwood, 10740 Wilshire Boulevard, Los Angeles, California 90024, on Thursday, May 8, 2002 at 8:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
Please detach and return in the envelope provided

        ☒    Please mark as in this example

        The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

1.	To re-elect eight directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;
To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:
					FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
	(a)	Thomas R. Testman
	(b)	Douglas S. Harrington
	(c)	Deborah A. Estes
	(d)	Richard E. Belluzzo
	(e)	Nancy-Ann DeParle
	(f)	Terrance H. Gregg
	(g)	William J. Nydam
	(h)	James B. Peter
2.		FOR ☐	AGAINST ☐	ABSTAIN ☐	To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.
3.		FOR ☐	AGAINST ☐	ABSTAIN ☐	To approve and ratify an amendment to the Company's 2000 Stock Incentive Plan to increase the number of options annually granted to non-employee directors under the Automatic Grant Program.
4.					In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
	Please check box if you plan to attend the Annual Meeting			☐
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)
Please sign your name:						Date:

(Authorized Signature(s))

Note:    Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

Mark here for change of address and provide your current address on the lines below. Return in postage paid envelope provided together with your signed proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 3 APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN
OTHER MATTERS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
EQUITY COMPENSATION PLAN INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS